                                                                    Exhibit 23.1

                        Consent of Independent Auditors

The Board of Directors
Impac Mortgage Holdings, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                   KPMG LLP

Orange County, California
June 19, 2001